UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 30, 2025 (January 28, 2025)

TEXAS MINERAL RESOURCES CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-53482	87-0294969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 El Paso St.

Sierra Blanca, TX 79851

(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number, Including Area Code: (915) 369-2133

Securities registered or to be registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

On January 28, 2025, Vern Lund informed Texas Mineral Resources Corp. (“Company”) of his decision to resign as a director effective that date (including his decision not to stand for re-election to the Board at the next annual meeting of stockholders), due to the potential delay in the development of the Round Top project, the potential Company mining exploration activities in New Mexico being outside of Navajo Transitional Energy Company’s (“NTEC”) business and strategic focus, and the increased time demands of managing the business operations of NTEC. In connection with Mr. Lund’s resignation as a director, Mr. Lund resigned as a member of the audit committee. The Company is grateful for, and appreciative of, Mr. Lund’s service as a director, as well as his serving on the audit committee. We expect the board of directors to add an existing director to the audit committee to replace the vacancy created by Mr. Lund’s departure. The Company’s audit committee has two members, both of whom are independent, following Mr. Lund’s resignation.

On January 28, 2025, Peter Denetclaw, Jr. informed the Company of his decision to resign as a director effective that date (including his decision not to stand for re-election to the Board at the next annual meeting of stockholders), due to the potential delay in the development of the Round Top project, the potential Company mining exploration activities in New Mexico being outside of NTEC’s business and strategic focus, and the increased time demands of managing the business operations of NTEC. The Company is grateful for, and appreciative of, Mr. Denetclaw’s service as a director.

Pursuant to the 2019 common stock investment by NTEC in the Company and as long as NTEC owns at least 2,555,813 shares of our common stock, NTEC has the right to appoint two director nominees, of which Messrs. Lund and Denetclaw served as the two NTEC designees. NTEC currently owns 10,111,883 shares of our common stock. Messrs. Denetclaw and Lund have voting and investment power over the NTEC shares of Company common stock.

The Board has a majority of independent directors following the resignations of Messrs. Lund and Denetclaw.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Mr. Lund’s resignation letter dated January 28, 2025
10.2	Mr. Denetclaw, Jr.’s resignation letter dated January 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS MINERAL RESOURCES CORP.

Date: January 30, 2025	By:	/s/ Wm. Chris Mathers
Name: Wm. Chris Mathers
Title: Chief Financial Officer

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